Exhibit 32.1

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this annual report on Form 10-K of Thor Industries, Inc. for the period ended July 31, 2016, I, Robert W. Martin, President and Chief Executive Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-K for the period ended July 31, 2016 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-K for the period ended July 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

Date: September 26, 2016

/s/ ROBERT W. MARTIN
Robert W. Martin
President and Chief Executive Officer
(Principal executive officer)